Pricing Supplement No. 98                                         Rule 424(b)(3)
Dated: June 4, 1999                                           File No. 333-61437
(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998)

                                 $7,315,045,162
                        THE BEAR STEARNS COMPANIES INC.
                          MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:  $100,000,000                      Floating Rate Notes [x]             Book Entry Notes [x]
Original Issue Date:                                 Fixed Rate Notes [_]                Certificated Notes [_]
June 8, 1999

Maturity Date:                                       CUSIP#: 073928 JX 2
June 7, 2002
Option to Extend Maturity:                           No  [x]
                                                     Yes [_]   Final Maturity Date:

                                                                    Optional                         Optional
                                   Redemption                       Repayment                        Repayment
Redeemable On                      Price(s)                         Date(s)                          Price(s)
N/A                                N/A                              N/A                              N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                                  Maximum Interest Rate: N/A

[_]        Commercial Paper Rate                                      Minimum Interest Rate: N/A

[ ]        Federal Funds Rate                                         Interest Reset Date(s): *

[_]        Treasury Rate                                              Interest Reset Period: Monthly

[_]        LIBOR Reuters                                              Interest Payment Date(s): **

[X]        LIBOR Telerate

[_]        Prime Rate                                                 Interest Payment Period: Monthly

[_]        CMT Rate


Initial Interest Rate: ***

 Index Maturity:  One Month
 Spread (plus or minus): +0.26%

----------------------------

         *        On the 7th of each month.

         **       On the 7th of each month an at maturity.

         ***      The one-month LIBOR rate on June 4, 1999 plus 26 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.